EXHIBIT 99.1

Contact: L. Keith Graves
Phone: 314-214-7000
E-mail: lkg@talx.com
NEWS RELEASE
TALX ACQUIRES ASSETS OF MANAGEMENT INSIGHTS, INC.;
EXPANDS TAX CREDITS AND INCENTIVES BUSINESS
ST. LOUIS, MO (December 15, 2005) — TALX Corporation (NASDAQ: TALX) today announced the acquisition of substantially all of the assets of Business Incentives, Inc., doing business as Management Insights, Inc., an established provider of tax credit and incentive services, for approximately $24.0 million, financed through its revolving credit facility.
Management Insights, headquartered in Dallas, is expected to have annual revenues in excess of $9.0 million and is expected to be accretive to TALX’s fiscal 2006 earnings per share.
William W. Canfield, chairman and chief executive officer of TALX, said, “Management Insights has provided excellent service to clients for more than 25 years. Its services are complementary to current TALX services and should further enhance our growing market position in the tax credits and incentives business. In particular, Management Insights adds expertise in state tax credits, including those involving job creation, training and investments. Additionally, this acquisition offers excellent cross-selling opportunities for us to provide our broad range of outsourced services to clients desiring fewer vendor relationships.”
Canfield added, “We are delighted to have Management Insights’ experienced management and professionals join TALX. We are excited about the opportunities that uniting these businesses offers and welcome these clients and employees to our company.”
TALX Corporation is a leading provider of payroll-related and human resources services. Based in St. Louis, Missouri, TALX holds a leadership position in two key areas — automated employment and income verification via The Work Number (R) and unemployment tax management via UC eXpress (R). The TALX suite of electronic services also includes tax credits and incentives, paperless pay, time tracking, W-2 management, I-9 management, and onboarding services. The company’s common stock trades in the Nasdaq National Market under the symbol TALX. For more information about TALX Corporation, call 314-214-7000 or access the company’s web site at www.talx.com.
Statements in this news release expressing or indicating the beliefs and expectations of management regarding future performance are forward-looking statements including, without limitation, expected earnings accretion of the acquisition, and any other plans, objectives, expectations and intentions contained in this release that are not historical facts. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, without limitation, the preliminary nature of our estimates, which are subject to change as we collect additional information and they are reviewed internally and by our external auditors, as well as the risks detailed in the company’s Form 10-K for the fiscal year ended March 31, 2005, under the caption “Risk Factors” in “Part I — Item 1,” as well as (1) risks related to our ability to increase the size and range of applications for The Work Number database and successfully market current and future services and our dependence on third-party providers to do so; (2) the risk that our revenues from The Work Number may fluctuate in response to changes in certain economic conditions such as interest rates and employment trends; (3) risks relating to the dependence of the market for The Work Number on mortgage documentation requirements in the secondary market and the risk that our revenues and profitability would be significantly harmed if those requirements were relaxed or eliminated; (4) risks associated with our ability to prevent breaches of confidentiality or inappropriate use of data as we perform large-scale processing of verifications; (5) risks associated with our ability to maintain the accuracy, privacy and confidentiality of our clients’ employee data; (6) risks associated with potential challenges regarding the applicability of the Fair Credit Reporting Act or similar law; (7) risks associated with changes in economic conditions or unemployment compensation or tax credit laws; (8) the risk to our future growth due to our dependence on our ability to effectively integrate acquired companies and capitalize on cross-selling opportunities; (9) risks related to the applicability of any new privacy legislation or interpretation of existing laws; (10) the risk of interruption of our computer network and telephone operations, including potential slow-down or loss of business as potential clients review our operations; and (11) risks relating to the applicability of the SUTA Dumping Prevention Act of 2004 to our tax planning services. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from those expressed or implied by our forward-looking statements. We do not undertake any obligation or plan to update these forward-looking statements, even though our situation may change.
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